Exhibit 99.2

New River Pharmaceuticals Inc. Meets Enrollment in NRP104 Adult Phase III Study

RADFORD, Va, September 12, 2006—Presenting today at the Bear Stearns 19th Annual Healthcare Conference, New River Pharmaceuticals Inc. (Nasdaq: NRPH) announced that the enrollment numbers have been met for the company’s NRP104.303 study, which will examine the safety and efficacy of NRP104 as a treatment for attention-deficit/hyperactivity disorder (ADHD) in adult populations (ages 18-52). Randal Kirk, New River’s Chairman and CEO, and Krish Krishnan, CFO and COO, stated that the company expects to complete the study in Q4 2006, to announce top-line data in from the study in Q1 2007, and to file a supplemental new drug application for the adult indication in Q2 2007.

NRP104 (lisdexamfetamine dimesylate) is the subject of a collaboration agreement between New River and Shire plc (LSE: SHP; Nasdaq: SHPGY; TSX: SHQ). It is currently under review with the U.S. Food and Drug Administration for the treatment of ADHD in pediatric populations (ages 6 - 12), with an October 6, 2006 PDUFA date.

The company also stated at today’s presentation that the desired safety and efficacy endpoints were met in the company’s NRP104.302 study, a long-term, open-label and single-arm study of NRP104 in doses of 30mg, 50mg or 70mg per day in pediatric patients diagnosed with ADHD. A total of 293 patients with ADHD were enrolled in this multi-center trial, the results of which were submitted to the FDA.

New River’s management also provided an update on the company’s other drug candidates in clinical development. The company announced that it expects to begin a pharmacokinetic (PK) clinical study of NRP409 later this month, with conclusion anticipated in 1Q 2007. A derivative of tri-iodothyronine (T3), NRP409 is under development for the treatment of primary hypothyroidism.

With regard to NRP290, a derivative of hydrocodone, New River management stated that two PK clinical studies have been completed. In an effort to reduce the overall cost of goods sold, the company is also working on Chemistry, Manufacturing and Controls (CMC) issues related to NRP290 synthesis. New River anticipates an End-of-Phase-II meeting with the FDA following resolution of the CMC issues.

The complete presentation will be available on the investor relations section of New River’s website, www.nrpharma.com.

About New River

New River Pharmaceuticals Inc. is a specialty pharmaceutical company developing novel pharmaceuticals that are generational improvements of widely prescribed drugs in large and growing markets.

For further information on New River, please visit the company’s website at www.nrpharma.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward- looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of New River Pharmaceuticals, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in the New River Pharmaceuticals Inc. annual report on Form 10-K, filed with the SEC on March 15, 2006; the timing, progress and likelihood of success of our product research and development programs; the timing and status of our preclinical and clinical development of potential drugs; the likelihood of success of our drug products in clinical trials and the regulatory approval process; our drug products’ efficacy, abuse and tamper resistance, resistance to intravenous abuse, onset and duration of drug action, ability to provide protection from overdose, ability to improve patients’ symptoms, incidence of adverse events, ability to reduce opioid tolerance, ability to reduce therapeutic variability, and ability to reduce the risks associated with certain therapies; the ability to develop, manufacture, launch and market our drug products; our projections for future revenues, profitability and ability to achieve certain sales targets; our estimates regarding our capital requirements and our needs for additional financing; the likelihood of obtaining favorable scheduling and labeling of our drug products; the likelihood of regulatory approval under the Federal Food, Drug, and Cosmetic Act without having to conduct long and costly trials to generate all of the data which are often required in connection with a traditional new chemical entity; our ability to develop safer and improved versions of widely prescribed drugs using our Carrierwave (TM) technology; our success in developing our own sales and marketing capabilities for our lead product candidate, NRP104; and our ability to obtain favorable patent claims. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New River Pharmaceuticals does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in New River Pharmaceuticals’ annual report on Form 10-K, filed with the SEC on March 15, 2006, as well as other public filings with the SEC.

Contacts:

The Ruth Group
John Quirk (investors)
646-536-7029
jquirk@theruthgroup.com

Zack Kubow (media)
646-536-7020
zkubow@theruthgroup.com